                                                               EXHIBIT 99.(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------------------------------------------------------------
 FOR THIS TYPE OF ACCOUNT:                                GIVE THE NAME AND SOCIAL SECURITY NUMBER OF--
----------------------------------------------------------------------------------------------------------------------
 1.        Individual                                     The individual

 2.        Two or more individuals (joint account)        The  actual owner  of  the  account or,  if  combined
                                                          funds, the first individual on the account(1)

 3.        Husband and wife (joint account)               The actual  owner of the account  or, if joint funds,
                                                          either person(1)

 4.        Custodian account of a minor (Uniform Gift     The minor(2)
           to Minors Act)

 5.        Adult and minor (joint account)                The adult or, if  the minor is the only  contributor,
                                                          the minor(1)

 6.        Account in the name of guardian or             The ward, minor, or incompetent person(3)
           committee for a designated ward, minor, or
           incompetent person

 7.        a.  The usual revocable savings trust          The grantor-trustee(1)
               account (grantor is also trustee)

           b.  So-called trust account that is not a      The actual owner(1)
               legal or valid trust under state law

 8.        Sole proprietorship account                    The owner(4)

 9.        A valid trust, estate, or pension trust        The legal entity (Do not furnish the identifying
                                                          number of the personal representative or trustee
                                                          unless the legal entity itself is not designated in
                                                          the account title.)(5)

------------------------------------------------------------------------------------------------------------------
                                                          GIVE THE NAME AND EMPLOYMENT IDENTIFICATION NUMBER
           FOR THIS TYPE OF ACCOUNT:                      OF--
------------------------------------------------------------------------------------------------------------------
 10.       Corporate account                              The corporation

 11.       Religious, charitable, or educational          The organization
           organization account

 12.       Partnership account held in the name of the    The partnership
           business

 13.       Association, club, or other tax-exempt         The organization
           organization

 14.       A broker or registered nominee                 The broker or nominee

 15.       Account with the Department of Agriculture     The public entity
           in the name of a public entity (such as a
           state or local government, school district,
           or prison) that receives agricultural
           program payments

(1)      List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's social security number.
(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

-        A corporation.

-        A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

-        The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A dealer in securities or commodities required to register in the United States or a possession of the United States.

- A futures commission merchant registered with the Commodity Futures Trading Commission.

-        A real estate investment trust.

-        A common trust fund operated by a bank under section 584(a).

-        A trust exempt from tax under section 664 or described in section
         4947.

- An entity registered at all times during the tax year under the Investment Company Act of 1940.

- A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.

-        A foreign central bank of issue.

Payments of dividends and patronage dividends generally not subject to backup withholding include the following:

-        Payments to nonresident aliens subject to withholding under section
         1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

-        Payments of patronage dividends not paid in money.

-        Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding including the following:

-        Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

-        Payments described in section 6049(b)(5) to nonresident aliens.

-        Payments on tax-free covenant bonds under section 1451.

-        Payments made by certain foreign organizations.

-        Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.
You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer.
Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. --If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                             YOUR TAX CONSULTANT OR
                          THE INTERNAL REVENUE SERVICE